Execution Copy


                             REIMBURSEMENT AGREEMENT


      This REIMBURSEMENT AGREEMENT (this "Agreement") is made as of December 10, 2004 by and between AIGH Investment Partners, LLC, a Delaware limited liability company having a mailing address at 6006 Berkeley Ave., Baltimore, MD 21209 ("AIGH"), and GraphOn Corporation, a Delaware corporation ("GraphOn").

                                    RECITALS

           WHEREAS, in connection with the proposed acquisition of Network Engineering Software, Inc., a California corporation ("NES") by GraphOn (the "Acquisition"), NES has requested assistance, and GraphOn has agreed to assist, in the settlement (the "Settlement") of claims (the "Sprinkel Claims") against NES and certain of its affiliates by Nicholas Sprinkel and Crystal Bay Capital, LLC (together, "Sprinkel");

           WHEREAS, to assist GraphOn with the Settlement, Orin Hirschman ("Hirschman"), an affiliate of AIGH, has agreed to make available the necessary funds, in an amount equal to $665,000 (such amount, or such lesser amount as is actually paid by Hirschman or AIGH with respect to the Settlement, the "Payment Amount"), to ensure payment of the Sprinkel Claims, and has transferred his rights in respect to the Payment Amount to AIGH;

           WHEREAS, pursuant to each of (i) the Agreement and Plan of Merger and Reorganization of equivalent date hereof by and among GraphOn, NES and the other parties thereto governing the Acquisition (the "Acquisition Agreement") and (ii) the Settlement Agreement and Release of equivalent date hereof by and among Sprinkel, NES, GraphOn, and Ralph Wesinger (the "Settlement Agreement"), Sprinkel is entitled to obtain satisfaction in full of the Sprinkel Claims on the earlier to occur of the closing date under the Acquisition Agreement and December 10, 2004 (the "Payment Date") regardless of whether the Acquisition proceeds (unless prior to the Payment Date the Acquisition Agreement has been terminated);

            WHEREAS, the parties hereto wish to enter into this Agreement in order to set forth GraphOn's obligations to reimburse AIGH with respect to the Payment Amount in the limited circumstances, and on the terms, set out in this Agreement;

            WHEREAS, GraphOn has determined that it is in its and its shareholders' best interest to undertake the Reimbursement Obligation (as defined below) in order to facilitate the Acquisition in a timely manner by permitting AIGH to provide the Payment Amount and thus facilitate the Settlement, and

            WHEREAS, AIGH has determined that the Acquisition is in its best interest because of its indirect interest through affiliates as a significant shareholder of GraphOn.


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                                    AGREEMENT

      In consideration of AIGH's providing the Payment Amount to facilitate the Settlement, AIGH and GraphOn hereby agree as follows:

1. Reimbursement. GraphOn will incur an obligation to AIGH equal to the sum of
(i) the Payment Amount, as delivered in accordance with the terms of the Settlement Agreement, plus (ii) all expenses, commissions and other fees of any sort relating to this Agreement that have been previously paid or are to become payable thereafter by AIGH (computed from the date hereof at the same rate paid or payable by AIGH) to Sprinkel in connection with the Settlement (collectively, the "Reimbursement Obligation"), and will satisfy such Reimbursement Obligation in full within five (5) business days of receipt by GraphOn of written notice thereof from AIGH; provided, however, GraphOn shall only be required to pay the Reimbursement Obligation to AIGH at such time that all of the following shall have occurred: (1) the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, (2) the PIPE Financing (as defined below) shall have closed and provided GraphOn with gross proceeds to GraphOn of not less than $3,240,000; and (3) AIGH shall have duly and validly assigned to GraphOn all of its rights under (i) that certain Reimbursement and Intellectual Property Collateral Security Agreement, dated as of December 3, 2004, by and between Hirschman and NES (the "NES IP Security Agreement") and (ii) that certain Stock Pledge Agreement, dated as of December 3, 2004, by and between Hirschman and Ralph Wesinger (the "Wesinger Stock Pledge Agreement").

2. Conversion. In satisfaction of any Reimbursement Obligation, GraphOn, at its option (or at AIGH's option in the event the non-recourse provisions of Section 6 hereof apply), shall deliver, in lieu of cash, such number of Units (collectively, the "Reimbursement Units"), each Unit consisting of (a) one share of GraphOn's Series A Preferred Stock and (b) one five-year warrant exercisable to purchase 1/2 share of GraphOn's Series B Preferred Stock, that is equal to:
(x) the aggregate amount of the Reimbursement Obligation in U.S. dollars, divided by (b) $27.00 on the terms set forth in a Unit Subscription Agreement to be entered into by and between GraphOn, AIGH and certain other investors (or such other price per Unit as is mutually agreed to between GraphOn and AIGH and such other investors in connection with that certain Private Placement of Common Stock and Warrants by GraphOn to AIGH and other investors pursuant to the Acquisition (such transaction, the "PIPE Financing")).

3. Obligations Absolute. The Reimbursement Obligation shall be unqualified, irrevocable and payable in the manner and method provided for under this Agreement irrespective of any one or more of the following circumstances: (i) any lack of validity or enforceability of this Agreement, the Acquisition Agreement, the Settlement Agreement or any amendment relating thereto, (ii) any change in the time, manner or place of payment of or in any other term of all or any of the Reimbursement Obligation of GraphOn, and (iii) the existence of any claim by AIGH against Sprinkel.

4. Indemnification. GraphOn will indemnify and hold AIGH and Hirschman, and their respective employees, attorneys and agents, (each, "an Indemnified Party") harmless from and against any and all claims, liabilities, losses, damages, costs and expenses including without limitation, reasonable attorneys' fees and


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disbursements, other dispute resolution expenses (including fees and expenses in preparation for a defense of, any investigation, litigation or proceeding) and costs of collection that arise out of or in connection with or by reason of AIGH's enforcement of its rights under this Agreement, except to the extent such claim, liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party's gross negligence, willful default or willful misconduct. GraphOn will pay on demand from time to time all amounts owing under this section.

5. Events of Default. Each of the following shall be an "Event of Default" under this Agreement: (a) GraphOn's failure to pay the Reimbursement Obligation within ten (10) days of the due date therefor, (b) GraphOn's failure to perform or observe any other term or covenant of this Agreement in any material respect,
(c) GraphOn's dissolution or termination, (d) any voluntary action by GraphOn for the institution of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the appointment of a receiver, trustee, or other similar official for GraphOn or for any substantial part of its property, or the same actions being taken against GraphOn involuntarily to the extent not dismissed or stayed within 30 days, (e) attachment or restraint of all or substantially all of GraphOn's assets, or the issuance of any order of any court or other legal process against the same, which is not dismissed or stayed within 30 days.

6. Enforcement on Non-Recourse Basis. If any Event of Default shall have occurred, any Reimbursement Obligation, to the extent then owing to AIGH, shall become immediately due and payable, provided, notwithstanding any other provision of this Agreement, AIGH's only recourse against GraphOn in the event any Reimbursement Obligation is accelerated as a result of an Event of Default shall be to require GraphOn to deliver the Reimbursement Units pursuant to
Section 2 hereof, and GraphOn shall not be personally liable therefor, nor shall any of GraphOn's property or assets, other than the Reimbursement Units, be subject to garnishment, attachment or other process for the enforcement of judgments or the collection of debts.

7. Entire Agreement. This Agreement constitutes the entire understanding between GraphOn and AIGH related to AIGH's payment of Settlement amounts and the Reimbursement Obligation. This Agreement may be amended only by a writing signed by each of the parties hereto. Hirschman shall be a third party beneficiary of this Agreement.

8. WAIVER OF JURY TRIAL. BOTH GRAPHON AND AIGH, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER GRAPHON OR AIGH MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT, THE PAYMENT OF THE PAYMENT AMOUNT BY AIGH, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER GRAPHON OR AIGH. NEITHER GRAPHON NOR AIGH SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY


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RESPECT OR RELINQUISHED BY ANY EITHER GRAPHON OR AIGH EXCEPT BY A WRITTEN
INSTRUMENT EXECUTED BY BOTH.

9. Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the state of California, to the jurisdiction of which the parties hereto submit. Any litigation shall be brought exclusively in Santa Clara County, California and the parties hereby submit and consent to the personal jurisdiction and venue of courts located there. The invalidity or unenforceability of one provision under a particular circumstance shall not affect the validity or enforceability of that provision under other circumstances or of other provisions under any circumstance and such provision shall automatically be reformed so as to give the maximum effect possible to its intent under such circumstance. This Agreement shall be binding upon the successors and assigns of the parties provided that GraphOn may not assign its rights or obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of AIGH.

10. Termination; Surviving Provisions. This Agreement shall be terminated only upon payment in full to AIGH of all of the Reimbursement Obligation. Restrictive provisions in this Agreement, such as indemnity, tax, and jurisdiction provisions shall survive termination of this Agreement.

           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    GRAPHON CORPORATION
                                    3130 Winkle Ave.
                                    Santa Cruz, Ca. 95065

                                    By: /s/ Robert Dilworth
                                        ---------------------------

                                          Name:
                                          Robert Dilworth
                                          Title:
                                          Chairman and CEO



                                    AIGH INVESTMENT PARTNERS, LLC
                                    6006 Berkeley Avenue
                                    Baltimore, MD 21209



                                    By: /s/ Orin Hirschman
                                        ---------------------------

                                          Name:
                                          Orin Hirschman
                                          Title:
                                          Authorized signatory